EXHIBIT 5

                          OPINION OF SOL FREEDMAN, ESQ.

















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LAW OFFICES OF SOL FREEDMAN                   100 Merrick Road (East Building)
                                              Rockville Centre, NY  11570
                                              (516) 763-3200 FAX (516) 763-3243

                                                      Of Counsel
                                                      Herbert Cooks



                                                              July  17, 1998





USA Bridge Construction of N.Y., Inc.
53-09   97th Place
Corona, New York 11368

Att:  Mr. Joseph Polito, President

                           Re:  Form S-8  Registration Statement
                                290,000 Shares of Common Stock
                                $.001 par value per share

Gentlemen:

I have acted as counsel in connection with the filing by USA Bridge Construction of N.Y., Inc. (the "Company") with the Securities and Exchange Commission, of a Registration Statement on Form S-8, under the Securities Act of 1933, as amended, with respect to the registration of an aggregate of 290,000 shares of the Common Stock of the Company, $.001 par value per share (the "Shares"), issued by the Company pursuant to its 1994 Senior Management Incentive Plan namely 290,000 shares at $2.125 per share.

I have examined such originals or certified, conformed or photostatic copies, the authenticity of which we have assumed, of certificates of public officials and your corporate directors and other documents, certificates, records, authorizations and proceedings as I have deemed relevant and necessary as the basis for the opinion expressed herein. In all such examinations, I have assumed the genuineness of all signatures on all original and certified documents and all copies submitted to me as conformed or photostatic copies.

I render no opinion as to the laws of any jurisdiction other than the internal laws, and, in particular, the internal corporate law of the State of New York.


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Page 2
July 17, 1998


Based on the foregoing, I am of the opinion that the Shares referred to herein, when sold as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of my opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,

                                                              /S/ Sol Freedman
                                                              ----------------
                                                                  SOL FREEDMAN
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